SECOND AMENDMENT TO THE

AMENDED AND RESTATED DEVELOPMENT AND LICENSE AGREEMENT

        This Second Amendment (this “Second Amendment”) to the Amended and Restated Development and License Agreement dated effective as of February 13, 2003, as amended (the “Agreement”) is made and entered into effective as of December 21, 2007, by and between The Gillette Company, a Delaware corporation (“The Gillette Company,” and collectively with its Affiliates, “Gillette”), and Palomar Medical Technologies, Inc., a Delaware corporation (“Palomar Medical Technologies, Inc.,” and collectively with its Affiliates, “Palomar”). Gillette and Palomar are sometimes referred to herein individually as a “party” and collectively as the “parties.”

W I T N E S S E T H:

        WHEREAS, Gillette and Palomar are entering into this Second Amendment to amend the Agreement on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Capitalized terms used without definition in this Second Amendment have the meanings assigned to them in the Agreement.

Section 2. The term “Second Decision Point” as defined in Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“Second Decision Point” shall mean February 29, 2008.

Section 3. Section 10.4(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

At any time on or before the First Decision Point or the Second Decision Point, Gillette shall have the right in its sole discretion to terminate this Agreement in its entirety effective upon written notice to Palomar.

Section 4. Except as modified by this Second Amendment, in all other respects the terms and conditions of the Agreement shall remain in full force and effect.

Section 5. Each party represents, warrants and covenants to the other party as follows. Such party (i) has the power and authority and the legal right to enter into this Second Amendment and perform its obligations hereunder, and (ii) has taken all necessary action on its part required to authorize the execution and delivery of this Second Amendment and the performance of its obligations hereunder. This Second Amendment has been duly executed and delivered on behalf of such party and constitutes a legal, valid and binding obligation of such party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

Section 6. This Second Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without reference to the rules of conflict of laws thereof.

Section 7. This Second Amendment may be executed in two (2) or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized representatives.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By:/s/Joseph P. Caruso
Name: Joseph P. Caruso
Title: CEO

THE GILLETTE COMPANY

By:/s/Jeffrey C. Weedman
Name: Jeffrey C. Weedman
Title: Vice President, External Business Development